Exhibit 10.6

Employment Agreement
Employer: Shandong Spring Medicine Co., Ltd. (hereinafter Party A)
Employee: Zhou Hanwei (hereinafter Party B)

To prompt further development of Shandong Spring Medicine Co., Ltd., and facilitate the achievement and development of the employee, Party A and Party B reached the following agreement on the basis of voluntary, equality and mutual benefit:
I. Duration of employment
This agreement is valid from 1 January 2008 to 31 December 2013. The employment is for a period of five years.
II Position
Party B is employed as the general manager of Shandong Spring Medicine Co., Ltd. In the duration of service, Party B can enjoy the rights of general manager and shall fulfill relevant responsibilities and obligations.
III Standards for payment
During the time when Party B assumes the general manager of Shandong Spring Medicine Co., Ltd., Party B will get a basic monthly salary of RMB21, 000 (RMB TWENTY-ONE THOUSAND in words). The salary is paid on the 20th date of the next month. It shall be paid ahead of time or be delayed if festivals or holidays fall on that day.
Assessment of Party B shall be carried out regularly by Party A. Comprehensive assessment will be made according to the performance of Party B in its work and the profits it has brought about for the company and appropriate adjustment on basic salary of Party B will be made accordingly.
IV Working range and duties
1.    Strictly obeying the statutes and regulations of the country, abiding by provisions stipulated in the Regulations of the company, and faithfully executing it.
2.    Organizing employees to implement annual work plan, financial budget report and profit distribution and using scheme of the company.
3.    Organizing to implement the new project that has been approved through discussion.
4.    Organizing and conducting the daily management of the company, signing on relevant agreements, contracts and treaties and addressing relevant issues on behalf of the company.
5.    Deciding on the organizational mechanism and personnel administration, deciding the appointment and dismissal, remuneration, reward and punishment of vice-general manager, employees of each functional department and other advanced employees, establishing and perfecting uniform and highly-efficient organizational system and work system inside the whole company.

Exhibit 10.6

6.    In accordance the demand of operation, Party B has the right of employing full-time or part-time law consultant, management consultant and technical consultant and deciding their remuneration.
7.    Reviewing and ratifying the report of feasibility on operation, investment, project of construction of infrastructures, loans for working fund and its usage and guarantee under the annual plan.
8.    Preparing the employees in their political thought, strengthening the construction of the army of employees, establishing one army of employees that has good working style, is highly disciplined and well trained. That is an army of employees that meet with the requirement of four first-class.
9.     Insisting on the principle of democratic centralism, let it fully play its role of leading a whole squad, let the enthusiasm and creativity of all the employees fully display itself.
10.   Strengthening the construction of enterprise culture, forming good public relation and establishing excellent social image of the company.
11.   Presiding to make and perfect each regulation of the company, establishing and completing internal organizational system, coordinating the relation between each department of the company, establishing efficient and reasonable operating mechanism.
12.   Conducting a detailed study on the development and changes of the market, fully responsible for the market expansion, personnel resources development and financial work planning of the operation of the company.
13.   Party B is responsible for the training, assessment, appointment, dismissal and supervising of the upper-middle management cadres.
14.   Presiding to hold regular meeting of senior management personnel and town hall meeting.
15.   Fully responsible for management of manufacturing and operation of the company, regularly (or irregularly) report its work and problems to the chairman of the board.
16. Utilization of the capital during Party B’s service can only be carried out within the range of capital that is authorized by the chairman of the board. When large amount of money is involved, Party B shall apply to the chairman of the board. When it is ratified, it can be used. Or after the research of relevant departments, it can be co-carried out by the assistance of the financial department.
V. Insurance and welfare
1. The company has the obligation of turning in legal social insurance for the employed, the premium shall be paid by the company; if this agreement expires, the insurance shall not be renewed automatically and the remaining outstanding premium shall be paid by Party B voluntarily.
2. Party B can enjoy relevant official holidays such as legal festivals and holidays of the country, wedding leave and funeral leave, etc.
3. If Party B works more than one year for Party A and makes excellent achievement, Party A shall in due time of the year provide Party B with paid annual leave for employees as a reward.

Exhibit 10.6

VI Obligations and duties of the two parties
1.      Party B has the obligation of putting forward reasonable proposal that promotes the development of the company, has the right to report its work to the company and has the right to punish the employees that Party B is in charge of for their misbehaviors such as violating disciplines and regulations.
2. Party B fulfills its duty whole-heartedly and contributes a lot to the company and then the company will give certain reward according to the performance of Party B. However, if Party B cannot accomplish 80% of the overall target profit of the company, the company has the right to deduct 10% of Party B’s salary as a punishment within the amount of Party B’s salary. If Party B fails to accomplish 60% of the overall target profit of the company, Party A has the right to dismiss Party B.
3. If Party B takes the initiative to resign, it shall apply to Party A three months ahead of time. Only when Party A is sure to find the right person for that position, can Party B resign. However, the handover shall be made clear. Since the formalities of handover are not well prepared because of Party B, Party A has the right to delay the handover. If Party B resigns and leaves without application of resignation, the company will not pay Party B its salary and bonus that it has not got. If Party B leaves its office at its own will, the company will not pay Party B its salary and bonus that is not settled. When any condition mentioned above occurs, Party A has the right to claim a breach penalty of RMB30, 000 (RMB THIRTY THOUSAND in words) from Party B.
4. When this agreement expires and Party A needs to continue the employment, this agreement can be renewed after the negotiation and consent of both parties. If there is no agreement after the negotiation, labor relationship will be terminated accordingly.
VII Business secret keeping
1.      Party B has the obligation of keeping the business and technical secret for Party A, protect the image of Party A. If Party B fails its obligations, Party A has the right to sue Party B for its failure in fulfilling its obligation.
2.     Upon Party B’s leaving Shandong Spring Medicine Co., Ltd. (or terminate the employment and dismissal), within three years Party B shall not engage in researching, producing or relevant work on similar products of the company in the same trade.
VIII The revision, cancellation and termination of the labor agreement
1.      This agreement can be revised, cancelled, or terminated with mutual consent after negotiation of the two parties.
2.      Party A has the right to dismiss Party B and cancel this agreement under the following conditions:
① When Party B severely violates labor discipline or rules and regulations of Party A;
② When severe neglect of duty and irregularities for favoritism of Party B causes serious injury to the interest of Party A;

Exhibit 10.6

③ When Party B is prosecuted for criminal responsibilities.
3. Party A can cancel this agreement under the following conditions. However, Party A shall inform Party B of this in written form thirty days ahead of time:
①. Party B gets ill or is injured other than for business, and cannot resume the original work after medical treatment period;
②. Party B is not fit for the position, and it isn’t fit for the position even after it is trained or assigned for another position;
③. Both parties can’t reach agreement on revision of the original agreement according to the regulations stipulated in this agreement.
4.	Party B can cancel this agreement if Party A has not paid Party B as scheduled.
IX Handling of labor dispute
1.      This agreement takes effect on the date signed by both parties. Both Party A and Party B shall not revise or cancel this agreement without mutual consent. For the issues arise in the application of this agreement that are not stipulated in this agreement, supplementary provisions shall be made after the two parties negotiate. Supplementary provisions are as valid as this agreement itself. The two parties shall consult with each other and mediate any disputes which arise in this agreement. If all attempts fail, each party of the two can appeal to the organization of labor arbitration where Party A is located and ask for a final arbitration.
2.      This contract is made in two copies. Each Party keeps one. It takes effect after it is signed by both parties.

Party A (Seal): Shandong Spring Medicine Co., Ltd.

Legal representative of Party A (Signature):

Legal consultant of Party A: Wang Ya

Party B (Signature):

Date (signed on): 27 December 2007

Exhibit 10.6

Seal of Shandong Spring Medicine Co., Ltd.